EXHIBIT 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports 38% Increase in 3rd Quarter Pro-Forma EPS

PITTSBURGH, Pa., November 18, 2003 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended November 1, 2003.

Net income for the third quarter ended November 1, 2003 increased 68% to $4.7 million and earnings per share increased 29% to $0.18 per diluted share as compared to net income of $2.8 million and earnings per share of $0.14 per diluted share for the quarter ended November 2, 2002. Total sales for the quarter increased 16% to $338.2 million. Comparable store sales increased 2.5% compared to a 5.1% comparable store sales increase in the prior year.

Net income increased 62% and earnings per share increased 38% compared to pro-forma net income of $2.9 million or $0.13 per diluted share in the third quarter of last year. Prior period pro-forma results include a reduction of interest expense and an increase in diluted shares as if the Company had consummated its initial public offering at the beginning of the third quarter last year rather than on the October 15, 2002 effective date. No pro-forma adjustments have been made to the current quarter earnings.

The Company noted that the following were included in this year’s third quarter results:

•	Net income included $1.3 million of non-cash, after-tax expense related to the closing of two women’s apparel concept test stores.

•	Net income also included an after-tax gain of $1.4 million resulting from the sale of a portion of the Company’s non-cash investment in its third party internet commerce provider.

Excluding these items, net income for the third quarter would have been $4.6 million, while earnings per share would have remained unchanged at the reported $0.18 per diluted share.

“The associates at Dick’s continued to execute in the third quarter as evidenced by delivering a 2.5% comp sales gain despite a difficult comparison while opening 11 new stores during the quarter,” said Edward W. Stack, Chairman and CEO. “Additionally we’re building for the future by adding to an already strong management team. Joining us are Bill Newlin, EVP & Chief Administrative Officer, Jerel Hollens, SVP — Supply Chain and Denny Feldman, VP — GMM Lodge & Bikes.”

Third Quarter Store Openings

During the third quarter, the Company opened 11 new stores. Five of these stores were in new markets: Watertown, NY; Plattsburgh, NY; Waterford, CT; Roanoke, VA; and Charlottesville, VA. Six of the stores opened were in existing markets: Garner, NC (the fifth store in the Raleigh/Durham market); Short Pump, VA (the third store in the Richmond market); Manassas, VA and Waldorf, MD (the second and third stores in the Washington, D.C. market); Millbury, MA (the second store in the Worcester market); and Smithfield, RI (the third store in the Providence market). As of November 1, 2003, the Company operated 162 stores in 27 states.

Year-to-date Results

Net income for the 39 weeks ended November 1, 2003 increased 40% to $26.8 million and earnings per share increased 10% to $1.08 per diluted share as compared to net income of $19.2 million and earnings per share of $0.98 per diluted share for the 39 weeks ended November 2, 2002. Total sales for the 39 weeks ended November 1, 2003 increased 14% to $996.4 million. Comparable store sales increased 1.0%.

Net income increased 37% and earnings per share increased 23% compared to pro-forma net income of $19.6 million or $0.88 per diluted share for the 39 weeks ended November 2, 2002. Prior period pro-forma results include a reduction of interest expense and an increase in diluted shares as if the Company had consummated its initial public offering at the beginning of the first quarter last year rather than on the October 15, 2002 effective date.

Fourth Quarter and Full Year Outlook

The Company’s current outlook for the full year and fourth quarter of 2003 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Fourth Quarter 2003

•	Based on an estimated 25.8 million fully-diluted shares outstanding, EPS for the fourth quarter is expected to be $0.91 – 0.92 per diluted share, an 11 – 12% increase over the prior year’s fourth quarter EPS of $0.82. The prior year’s fourth quarter included a non-cash after-tax charge of $1.4 million, or $0.06 per diluted share. Excluding last year’s charge, EPS is expected to increase 3 – 5%.

•	Net income is expected to be $23.5 – 23.7 million, compared to last year’s net income of $19.1 million in the fourth quarter, an increase of 23 – 24%. Excluding the charge in the prior year’s fourth quarter, net income is expected to increase 15 – 16%.

•	The Company opened its last store for the year in November (Allentown, PA), bringing the total for the year to 22 stores.

•	Comparable store sales are expected to increase 1-2%.

Full Year 2003

The Company increased guidance for the full year.

•	Based on an estimated 25.2 million fully-diluted shares outstanding, the Company is raising its earlier guidance from $1.95 and now expects to report EPS for the full year of $1.99 – 2.00 per diluted share, compared to pro-forma EPS of $1.72 in the prior year (or $1.87 on a GAAP basis) and $1.78 excluding the non-cash charge taken in last year’s fourth quarter.

•	Net income is expected to be $50.2 — $50.4 million, compared to last year’s pro-forma net income of $38.6 million (or $38.3 million on a GAAP basis) and $40.0 million excluding the non-cash charge taken in the fourth quarter.

•	Comparable store sales are expected to increase approximately 1-2%.

Conference Call Info

The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 44287556. The dial-in replay will be available for 7 days following the live call.

Forward Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 29, 2003. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

About Dick’s Sporting Goods, Inc.

Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of November 1, 2003, the Company operated 162 stores in 27 states throughout the Eastern half of the U.S.

Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com (click on the Investor Relations link at the bottom of the home page).

Contact:

Michael F. Hines EVP – Chief Financial Officer or
Jeffrey R. Hennion, VP – Finance & Treasurer
412-788-6066
investors@dcsq.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(in thousands, except per share data)

	GAAP		Pro-Forma	GAAP		Pro-Forma
	13 Weeks Ended		13 Weeks Ended	39 Weeks Ended		39 Weeks Ended

	November 1,	November 2,	November 2,	November 1,	November 2,	November 2,
	2003	2002	2002	2003	2002	2002

Net sales	$338,164	$290,616	$290,616	$996,413	$877,375	$877,375

Cost of goods sold, including occupancy and distribution costs	249,325	218,487	218,487	728,179	654,853	654,853

GROSS PROFIT	88,839	72,129	72,129	268,234	222,522	222,522

Selling, general and administrative expenses	80,210	64,984	64,984	219,295	183,007	183,007

Pre-opening expenses	2,594	1,649	1,649	6,212	4,861	4,861

INCOME FROM OPERATIONS	6,035	5,496	5,496	42,727	34,654	34,654

Gain on sale of investment	2,324	—	—	3,536	—	—

Interest expense, net	504	907	724	1,545	2,647	2,026

INCOME BEFORE INCOME TAXES	7,855	4,589	4,772	44,718	32,007	32,628

Provision for income taxes	3,142	1,835	1,909	17,887	12,803	13,051

NET INCOME	$4,713	$2,754	$2,863	$26,831	$19,204	$19,577

EARNINGS PER COMMON SHARE:

Basic	$0.20	$0.16	$0.15	$1.22	$1.13	$1.00

Diluted	$0.18	$0.14	$0.13	$1.08	$0.98	$0.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic	23,215	17,365	19,619	22,031	17,006	19,606

Diluted	25,584	19,992	22,243	24,927	19,512	22,198

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	November 1,	November 2,	February 1,
	2003	2002	2003

ASSETS

CURRENT ASSETS:

Cash	$14,694	$16,001	$11,120

Accounts receivable, net	25,826	16,997	16,391

Inventories, net	370,356	296,909	233,497

Prepaid expenses and other current assets	6,306	6,483	5,572

Deferred income taxes	12,836	5,331	8,697

Total current assets	430,018	341,721	275,277

Property and equipment, net	86,340	76,853	80,109

Construction in progress — leased facilities	10,767	—	—

Other assets	22,177	15,439	20,840

TOTAL ASSETS	$549,302	$434,013	$376,226

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$175,561	$140,258	$125,208

Accrued expenses	62,200	56,451	59,239

Deferred revenue and other liabilities	25,434	13,173	22,752

Income taxes payable	—	—	12,763

Current portion of long-term debt and capital leases	479	211	213

Total current liabilities	263,674	210,093	220,175

LONG-TERM LIABILITIES:

Revolving credit borrowings	50,141	98,542	—

Long-term debt and capital leases	3,561	3,416	3,364

Non-cash obligations for construction in progress — leased facilities	10,767	—	—

Deferred revenue and other liabilities	13,019	12,127	12,188

Total long-term liabilities	77,488	114,085	15,552

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred Stock	—	—	—

Common stock	162	113	126

Class B common stock	71	83	77

Additional paid-in capital	167,544	124,479	130,071

Retained earnings (accumulated deficit) (1)	37,056	(8,835)	10,225

Note receivable for common stock	—	(6,196)	—

Accumulated other comprehensive income	3,307	191	—

Total stockholders’ equity	208,140	109,835	140,499

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$549,302	$434,013	$376,226

(1)	Includes $63,897 of accretion on previously outstanding redeemable preferred stock to its redemption value through a charge to accumulated deficit.

DICK’S SPORTING GOODS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended

	November 1,	November 2,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$26,831	$19,204

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation and amortization	12,993	10,077

Deferred income taxes	(4,053)	(112)

Tax benefit from exercise of stock options	23,594	—

Gain on sale of investment	(3,536)	—

Other non-cash items	2,067	—

Changes in assets and liabilities:

Accounts receivable	(7,472)	(2,581)

Inventories	(136,859)	(94,502)

Prepaid expenses and other assets	538	(2,634)

Accounts payable	43,530	41,106

Accrued expenses	2,961	8,618

Income taxes payable	(12,763)	(5,728)

Deferred revenue and other liabilities	2,681	(4,508)

Net cash used in operating activities	(49,488)	(31,060)

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale-leaseback transactions	12,100	5,497

Capital expenditures	(32,562)	(20,528)

Increase in recoverable costs from developed properties	(1,963)	—

Proceeds from sale of investment	4,150	—

Net cash used in investing activities	(18,275)	(15,031)

CASH FLOWS FROM FINANCING ACTIVITIES:

Revolving credit borrowings, net	50,141	21,468

Borrowings (payments) on long-term debt and capital leases	463	(158)

Proceeds from sale of common stock in initial public offering	—	30,935

Proceeds from sale of common stock under employee stock purchase plan	1,342	—

Proceeds from exercise of stock options	12,385	292

Increase in bank overdraft	6,823	3,579

Other	183	(3,000)

Net cash provided by financing activities	71,337	53,116

NET INCREASE IN CASH	3,574	7,025

CASH, BEGINNING OF PERIOD	11,120	8,976

CASH, END OF PERIOD	$14,694	$16,001

Supplemental non-cash investing and financing activities:

Construction in progress — leased facilities	$10,767	$—

Regulation G Reconciliations

The Company believes the use of pro-forma results for prior periods provides a more meaningful comparison to the current period results due to the significant increase in share count since October 15, 2002 when the Company completed its initial public offering, and the related reduction in interest expense due to the application of the net proceeds thereof. The reconciliations of the pro-forma financial information to the most directly comparable GAAP financial information is presented below (in millions, except per share data):

	13 Weeks Ended	39 Weeks Ended	Year Ended
	November 2,	November 2,	February 1,
	2002	2002	2003

Net income	$2.8	$19.2	$38.3

Interest expense reduction (after tax)	0.1	0.4	0.3

Pro-forma net income	$2.9	$19.6	$38.6

Diluted shares	20.0	19.5	20.5

Public offering adjustment	2.2	2.7	2.0

Pro-forma diluted shares	22.2	22.2	22.5

Pro-forma diluted earnings per share	$0.13	$0.88	$1.72

The Company believes the use of adjusted net income for the current period provides a further understanding as compared to the prior period results due to the current period containing non-cash expenses related to the closing of two concept stores associated with a women’s apparel store test, and also containing a gain from the sale of a portion of the Company’s non-cash investment in its third party internet commerce provider. The reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable GAAP financial information is presented below (in millions, except per share data):

13 Weeks Ended
November 1,
2003

Net income	$4.7

Closing of two concept stores (after tax)	1.3

Gain on sale of investment (after tax)	(1.4)

Adjusted net income	$4.6

Diluted shares	25.6

Adjusted diluted earnings per share	$0.18

The Company believes the use of adjusted net income and adjusted EPS for the prior year’s fourth quarter and full year provides a more meaningful comparison as compared to the current year forecasted fourth quarter and full year results due to the prior year’s fourth quarter and full year containing a non-cash charge against the Company’s non-cash investment in its third party internet commerce provider.

The reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable GAAP financial information is presented below (in millions, except per share data):

	13 Weeks Ended	Year Ended
	February 1,	February 1,
	2003	2003

Net income	$19.1	$38.3

Loss on write-down of non-cash investment (after tax)	1.4	1.4

Interest expense reduction (after tax)	—	0.3

Adjusted net income	$20.5	$40.0

Diluted shares	23.3	22.5

Adjusted diluted earnings per share	$0.88	$1.78